ESCROW AGREEMENT FOR DISBURSEMENT

This ESCROW AGREEMENT (the “Agreement”) is made as of October 22, 2009 by and between Emerald Acquisition Corporation, an exempted company incorporated with limited liability in the Cayman Islands (the “Company”), with a mailing address of No. 48 South Qingshui Road, Laiyang City, Shandong 265200 P.R. China, Anslow & Jaclin, LLP, 195 Route 9 South, 2nd Floor, Manalapan, NJ 07726 (the “Escrow Agent”), Grandview Capital, Inc. (the “Placement Agent”) and Access America Investments, LLC (the “Investor Representative”).

WITNESETH:

WHEREAS, the Company is offering to certain investors (the “Investors”), on a “best efforts” basis, investment units (“Units”), each Unit consisting of (i) Fifty Thousand (50,000) of the Company’s ordinary shares, par value $0.001 per share (the “Ordinary Shares”) and (ii) warrants to purchase Twenty Five Thousand (25,000) of the Company’s Ordinary Shares, at an exercise price of $6.00 per share (the “Warrants” and collectively with the Ordinary Shares, the “Securities”), for aggregate gross proceeds of a minimum of $15,000,000 and up to a maximum of $20,000,000 (the “Offering”), in reliance upon an exemption from securities registration afforded by the provisions of Section 4(2), Section 4(6), Regulation D and/or Regulation S as promulgated by the United States Securities and Exchange Commission  under the Securities Act of 1933, as amended;

WHEREAS, such Offering is in connection with the combination (the “Combination”) of Emerald and Merit Times International Limited, a company incorporated under the laws of the British Virgin Islands (“Merit Times”).  The closing of the Combination is conditioned upon all of the conditions of the Offering being met, and the Offering is conditioned upon the closing of the Combination (the “Closing”). Merit Times owns 100% of the issued and outstanding capital stock of Shandong MeKeFuBang Food Limited (“MeKeFuBang”), a company incorporated under the laws of the People’s Republic of China (“China” or the “PRC”). Shandong Longkang Juice Co., Ltd. (“Longkang Juice”), a company incorporated under the laws of the PRC is a wholly-owned subsidiary of MeKeFuBang. Pursuant to the Combination, Merit Times will become a wholly-owned subsidiary of Emerald.  Therefore, Emerald, Merit Times, MeKeFuBang, and Longkang Juice are collectively referred to herein as “Emerald” or the “Company”;

WHEREAS, the Company proposes to establish an escrow account (the “Escrow Account”), which shall include One Million Dollars ($1,000,000) of the Offering proceeds (the “Escrow Amount”) to be used for the payment of fees and expenses related to becoming a public company and listing the Company’s Ordinary Shares on a senior exchange; and the Escrow Agent is willing to establish the Escrow Account on the terms and subject to the conditions hereinafter set forth;

WHEREAS, the Investors have appointed Access America Investments, LLC as such Investor’s representative (the “Investor Representative”) to act on their collective behalf with respect to this Agreement and all amendments thereto.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto hereby agree as follows:

1.             Appointment of Escrow Agent.  The Company, Placement Agent and Investor Representative hereby appoint Escrow Agent as escrow agent to act in accordance with the terms and conditions set forth in this Agreement, and the Escrow Agent hereby accepts such appointment and agrees to establish the Bank Account on the terms and subject to the conditions hereinafter set forth.

2.             Establishment of the Bank Account.  The Escrow Agent shall establish a non-interest-bearing bank account at the branch of the Bank selected by the Escrow Agent (heretofore defined as the “Bank Account”).  The purpose of the Bank Account is for (a) the deposit of the Escrow Funds by the Company, and (b) the disbursement of collected funds, all as described herein.

3.             Delivery of the Escrow Amount.  The Company hereby directs the Escrow Agent to allocate the Escrow Amount separately from the proceeds of the Offering at the closing, to be held and disbursed by the Escrow Agent as provided in this Agreement.  The Escrow Amount shall be held by the Escrow Agent in the Bank Account as follows:

Bank Address:                    Wachovia Bank NA
800 West Main Street
Freehold, New Jersey 07726
ABA No.:  031201467
Account: Anslow & Jaclin LLP Attorney Trust Account
Account No.:  2000013292968
Attn: Richard I. Anslow, Esq.
Reference: Emerald Acquisition Corporation Disbursement Escrow

4.             Disbursements from the Bank Account. The Escrow Agent shall release the Escrow Amount in incremental amounts pursuant to written instructions provided by the Company and the Placement Agent in accordance with the Disbursement Schedule set forth in Schedule A hereto. If the entire Escrow Amount is not disbursed within two (2) years from the date hereof, the balance of the Escrow Amount shall be returned to the Company

5.             Duration. This Agreement shall terminate upon the disbursement of 100% of the Escrow Amount in accordance with Section 4.

6.             Interpleader.  Should any controversy arise among the parties hereto with respect to this Agreement or with respect to the right to receive the Escrow Amount, the Escrow Agent shall have the right to consult counsel and/or to institute an appropriate interpleader action to determine the rights of the parties.  The Escrow Agent is also hereby authorized to institute an appropriate interpleader action upon receipt of a written letter of direction executed by the parties so directing Escrow Agent.  If the Escrow Agent is directed to institute an appropriate interpleader action, it shall institute such action not prior to thirty (30) days after receipt of such letter of direction and not later than sixty (60) days after such date.  Any interpleader action instituted in accordance with this Section 6 shall be filed in any court of competent jurisdiction in New York, New York, and the Escrow Amount in dispute shall be deposited with the court and in such event Escrow Agent shall be relieved of and discharged from any and all obligations and liabilities under and pursuant to this Agreement with respect to the Escrow Amount.

7.             Exculpation and Indemnification of Escrow Agent.

7.1           The Escrow Agent is not a party to, and is not bound by or charged with notice of any agreement out of which this escrow may arise. The Escrow Agent acts under this Agreement as a depositary only and is not responsible or liable in any manner whatsoever for the sufficiency, correctness, genuineness or validity of the subject matter of the escrow, or any part thereof, or for the form or execution of any notice given by any other party hereunder, or for the identity or authority of any person executing any such notice. The Escrow Agent will have no duties or responsibilities other than those expressly set forth in this Agreement.  The Escrow Agent will be under no liability to anyone by reason of any failure on the part of any party hereto (other than the Escrow Agent) or any maker, endorser or other signatory of any document to perform such person’s or entity’s obligations hereunder or under any such document.  Except for this Agreement and instructions to the Escrow Agent pursuant to the terms of this Agreement, the Escrow Agent will not be obligated to recognize any agreement between or among any or all of the persons or entities referred to herein, notwithstanding its knowledge thereof.

7.2           The Escrow Agent will not be liable for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and in the exercise of its own best judgment, and may rely conclusively on, and will be protected in acting upon, any order, notice, demand, certificate, or opinion or advice of counsel (including counsel chosen by the Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is reasonably believed by Escrow Agent to be genuine and to be signed or presented by the proper person or persons. The duties and responsibilities of the Escrow Agent hereunder shall be determined solely by the express provisions of this Agreement and no other or further duties or responsibilities shall be implied, including, but not limited to, any obligation under or imposed by any laws of the State of New York upon fiduciaries.

7.3           The Escrow Agent will be indemnified and held harmless, jointly and severally, by the Company from and against any expenses, including reasonable attorneys’ fees and disbursements, damages or losses suffered by the Escrow Agent in connection with any claim or demand, which, in any way, directly or indirectly, arises out of or relates to this Agreement or the services of Escrow Agent hereunder; except, that if the Escrow Agent is guilty of willful misconduct, fraud or gross negligence under this Agreement, then the Escrow Agent will bear all losses, damages and expenses arising as a result of such willful misconduct, fraud or gross negligence. Promptly after the receipt by the Escrow Agent of notice of any such demand or claim or the commencement of any action, suit or proceeding relating to such demand or claim, the Escrow Agent will notify the other parties hereto in writing.  For the purposes hereof, the terms “expense” and “loss” will include all amounts paid or payable to satisfy any such claim or demand, or in settlement of any such claim, demand, action, suit or proceeding settled with the express written consent of the parties hereto, and all costs and expenses, including, but not limited to, reasonable attorneys’ fees and disbursements, paid or incurred in investigating or defending against any such claim, demand, action, suit or proceeding.  The provisions of this Section 7 shall survive the termination of this Agreement.

7.4           The Escrow Agent has acted as legal counsel for the Company and may continue to act as legal counsel for the Company from time to time, notwithstanding its duties as the Escrow Agent hereunder. Investor Representative and the Investors consent to the Escrow Agent in such capacity as legal counsel for the Company and waive any claim that such representation represents a conflict of interest on the part of the Escrow Agent. Investors Representative and the Investors understand that the Escrow Agent is relying explicitly on the foregoing provision in entering into this Escrow Agreement.

8.             Fees and Expenses. The Company agrees to pay the Escrow Agent’s costs and expenses including reasonable attorney’s fees in the event of any dispute or litigation threatened or commenced which requires the Escrow Agent in its opinion to refer such matter to its attorneys.  Escrow Agent will incur no liability for any delay reasonably required to obtain such advice of counsel.

9.             Resignation of Escrow Agent.  At any time, upon five (5) days’ written notice to the Company, the Escrow Agent may resign and be discharged from its duties as escrow agent hereunder.  As soon as practicable after its resignation, the Escrow Agent will promptly turn over to a successor escrow agent appointed by the Company the Escrow Amount held hereunder upon presentation of a document appointing the new escrow agent and evidencing its acceptance thereof.  If, by the end of the 5-day period following the giving of notice of resignation by the Escrow Agent, the Company shall have failed to appoint a successor escrow agent, the Escrow Agent may interplead the Escrow Amount into the registry of any court having jurisdiction.

10.           Records.  The Escrow Agent shall maintain accurate records of all transactions hereunder.  Promptly after the termination of this Agreement or as may reasonably be requested by the parties hereto from time to time before such termination, the Escrow Agent shall provide the parties hereto, as the case may be, with a complete copy of such records, certified by the Escrow Agent to be a complete and accurate account of all such transactions.  The authorized representatives of each of the parties hereto shall have access to such books and records at all reasonable times during normal business hours upon reasonable notice to the Escrow Agent.

11.           Notice.  All notices, communications and instructions required or desired to be given under this Agreement must be in writing and shall be deemed to be duly given if sent by registered or certified mail, return receipt requested, or overnight courier to the following addresses:

  If to Escrow Agent:

Anslow + Jaclin, LLP
195 Route 9 South, 2nd Floor
Manalapan, New Jersey 07726
Attention: Richard I. Anslow, Esq.

  If to the Company:

Emerald Acquisition Corporation
No. 48 South Qingshui Road
Laiyang City, Shandong 265200
P.R. China
Attention: Zhide Jiang, Chief Executive Officer

  If to the Investor Representative:

Access America Investments, LLC
11200 Westheimer Rd., Suite 508
Houston, Texas 77042
Attention: Christopher Efird, President

  If to the Placement Agent:

Grandview Capital, Inc.
8201 Peters Road, Suite 1000
Plantation, Florida  33324

or to such other address and to the attention of such other person as any of the above may have furnished to the other parties in writing and delivered in accordance with the provisions set forth above.

12.           Execution in Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile execution and delivery of this Agreement is legal, valid and binding for all purposes.

13.           Assignment and Modification.  This Agreement and the rights and obligations hereunder of any of the parties hereto may not be assigned without the prior written consent of the other parties hereto. Subject to the foregoing, this Agreement will be binding upon and inure to the benefit of each of the parties hereto and their respective successors and permitted assigns. No other person will acquire or have any rights under, or by virtue of, this Agreement.  No portion of the Escrow Amount shall be subject to interference or control by any creditor of any party hereto, or be subject to being taken or reached by any legal or equitable process in satisfaction of any debt or other liability of any such party hereto prior to the disbursement thereof to such party hereto in accordance with the provisions of this Agreement. This Agreement may be changed or modified only in writing signed by all of the parties hereto. No waiver of any right or remedy hereunder shall be valid unless the same shall be in writing and signed by the party giving such waiver.  No waiver by any party with respect to any condition, default or breach of covenant hereunder shall be deemed to extend to any prior or subsequent condition, default or breach of covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

14.           Applicable Law. This Agreement shall be governed by and construed with the laws of the State of Delaware applicable to contracts made and to be performed therein.  Any litigation concerning the subject matter of this Agreement shall be exclusively prosecuted in the state or federal courts located in New York, New York, and all parties consent to the exclusive jurisdiction and venue of those courts.

15.           Headings. The headings contained in this Agreement are for convenience of reference only and shall not affect the construction of this Agreement.

16.           Attorneys’ Fees. If any action at law or in equity, including an action for declaratory relief, is brought to enforce or interpret the provisions of this Agreement, the prevailing party shall be entitled to recover reasonable attorneys’ fees from the other party (unless such other party is the Escrow Agent), which fees may be set by the court in the trial of such action or may be enforced in a separate action brought for that purpose, and which fees shall be in addition to any other relief that may be awarded.

[Signatures Page Follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the day and year first above written.

ANSLOW & JACLIN, LLP

By:	/s/ Richard I. Anslow
Name: Richard I. Anslow
Title: Managing Partner

EMERALD ACQUISITION CORPORATION

By:	/s/ Zhide Jiang
Name: Zhide Jiang
Title: President

ACCESS AMERICA INVESTMENTS, LLC

By:	/s/ Christopher Efird
Name: Christopher Efird
Title: President

GRANDVIEW CAPITAL, INC.

By:	/s/ Peter Goldstein
Name: Peter Goldstein
Title: Chairman

SCHEDULE A:  Form of Disbursement Schedule

Emerald Acquisition Corporation
No. 48 South Qingshui Road
Laiyang City, Shandong 265200
People’s Republic of China

_________, 2010

Anslow & Jaclin, LLP
195 Route 9 South, Suite 204
Manalapan, NJ 07726
Attention: Kristina L. Trauger

Re:           Emerald Acquisition Corporation

Dear Sir/Madam:

These instructions are being delivered to you pursuant to Section 4 of the Escrow Agreement for Disbursement, dated as of October 22, 2009 (the “Escrow Agreement”), by and among Emerald Acquisition Corporation (the “Company”), Anslow & Jaclin, LLP (the “Escrow Agent”), Grandview Capital, Inc. (the “Placement Agent”) and Access America Investments, LLC (the “Investor Representative”), pursuant to which a total of $1,000,000 (the “Escrow Proceeds”) was deposited in the escrow account set up by the Escrow Agent to be distributed in connection with certain Company costs associated with going public.  We, the undersigned representatives, acknowledge that the Escrow Proceeds have been received in the escrow account and are eligible for distribution on this date.

The Company and the Placement Agent are satisfied that all requirements to effect a distribution of the Escrow Proceeds have been met and desire to disburse certain of the Escrow Proceeds.  You are hereby directed to disburse a total of ____________ as set forth below with the wire transfer instructions attached thereto.

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IN WITNESS WHEREOF, the undersigned hereto have caused this written instruction to be executed by their respective officers, hereunto duly authorized, as of the date first-above written.

Emerald Acquisition Corporation

By:
Name: Zhide Jiang
Title: Chief Executive Officer

Grandview capital, inc.

By:
Name: Peter Goldstein Title: Chairman & Registered Principal